ARTICLES SUPPLEMENTARY
                             MAXIM SERIES FUND, INC.


         WHEREAS, on December 2, 1999, the Maxim Series Fund Board of Directors, pursuant to authority contained in the Articles of Incorporation, unanimously approved by written consent an Amendment to the Articles of Incorporation whereby 100,000,000 shares of common stock previously classified as Maxim Stock Index Portfolio be reclassified as Maxim Money Market Portfolio Common Stock;

         WHEREAS, on December 2, 1999, the Maxim Series Fund Board of Directors, pursuant to authority contained in the Articles of Incorporation, unanimously approved by written consent an Amendment to the Articles of Incorporation whereby 100,000,000 shares of common stock previously classified as Foreign Equity Portfolio be reclassified as Maxim INVESCO ADR Portfolio Common Stock;

         WHEREAS, on December 2, 1999, the Maxim Series Fund Board of Directors, pursuant to authority contained in the Articles of Incorporation, unanimously approved by written consent an Amendment to the Articles of Incorporation whereby 100,000,000 shares of common stock previously classified as Maxim Ariel MidCap Value Portfolio be reclassified as Maxim Growth Index Portfolio Common Stock;

               WHEREAS, on December 2, 1999, the Maxim Series Fund Board of Directors, pursuant to authority contained in the Articles of Incorporation, unanimously approved by written consent an Amendment to the Articles of Incorporation whereby 100,000,000 shares of common stock previously classified as Maxim Index 600 Portfolio be reclassified as Maxim U.S. Government Securities Portfolio Common
Stock;

         NOW, THEREFORE, the Corporation, having its principal office in the City of Baltimore, in the State of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Article V of the Articles of Incorporation, the Board of Directors of the Corporation, hereby reclassifies One Hundred Million (100,000,000) of the Corporation's common stock previously classified as Maxim Stock Index Portfolio Common Stock, to be reclassified as Maxim Money Market Portfolio Common Stock;

         THIRD: Pursuant to the authority contained in Article V of the Articles of Incorporation, the Board of Directors of the Corporation, hereby reclassifies One Hundred Million (100,000,000) of the Corporation's common stock previously classified as Foreign Equity Portfolio Common Stock, to be reclassified as Maxim INVESCO ADR Portfolio Common Stock;

         FOURTH: Pursuant to the authority contained in Article V of the Articles of Incorporation, the Board of Directors of the Corporation, hereby reclassifies One Hundred Million (100,000,000) of the Corporation's common stock previously classified as Maxim Ariel MidCap Value Portfolio Common Stock, to be reclassified as Maxim Growth Index Portfolio Common Stock;

         FIFTH: Pursuant to the authority contained in Article V of the Articles of Incorporation, the Board of Directors of the Corporation, hereby reclassifies One Hundred Million (100,000,000) of the Corporation's common stock previously classified as Maxim Index 600 Portfolio Common Stock, to be reclassified as Maxim U.S. Government Securities Portfolio Common Stock.

         IN WITNESS WHEREOF, MAXIM SERIES FUND, INC. has caused these present to be signed in its name and on its behalf by its Chairman or President, and its corporate seal to be hereunto affixed and attested by its Secretary this 3rd day of March, 2000, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.


ATTEST:                                     MAXIM SERIES FUND, INC.


/s/ Beverly A. Byrne                        /s/ J.D. Motz
Title:  Secretary                           Title:  Chairman and President
Name: Beverly A. Byrne                      Name:  J.D. Motz

                             ARTICLES SUPPLEMENTARY
                             MAXIM SERIES FUND, INC.


               WHEREAS, Maxim Series Fund, Inc., a Maryland Corporation (the "Corporation") is registered as an open-end investment company under the Investment Company Act of 1940;

         WHEREAS, on October 25, 1994, the Board of Directors of the Corporation, pursuant to authority contained in the Articles of Incorporation, classified One Hundred Million (100,000,000) shares of the Corporation's authorized but unissued shares with a par value of Ten Cents ($.10) each as Maxim INVESCO Small-Cap Growth Common Stock for which the Corporation's Board of Directors further authorized the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland;

         NOW, THEREFORE, the Corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         On August 23, 2000, the Corporation's Board of Directors, pursuant to authority contained in the Articles of Incorporation, classified One Hundred Million (100,000,000) shares of fully paid and non-assessable shares, with a par value of Ten Cents ($.10) each, as Maxim INVESCO Small-Cap Growth Common Stock so that the total number of shares classified as Maxim INVESCO Small-Cap Growth Common Stock is Two Hundred Million (200,000,000) shares with a par value of Ten Cents ($.10) each.

         IN WITNESS WHEREOF, MAXIM SERIES FUND, INC. has caused these present to be signed in its name and on behalf by its Chairman or Vice Chairman, its Chief Executive Officer or Chief Operation Officer, President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries on this 2nd day of October, 2000, and the undersigned Officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.



ATTEST:                                   MAXIM SERIES FUND, INC.



/s/ Beverly A. Byrne                      /s/ W.T. McCallum
Title: Secretary                          Title:  Chairman and President

                             ARTICLES SUPPLEMENTARY
                             MAXIM SERIES FUND, INC.


               WHEREAS, Maxim Series Fund, Inc., a Maryland Corporation (the "Corporation") is registered as an open-end investment company under the Investment Company Act of 1940;

         NOW, THEREFORE, the Corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         On July 23, 1999, the Board of Directors of the Corporation, pursuant to authority contained in the Articles of Incorporation, classified One Hundred Million (100,000,000) shares of the Corporation's authorized but unissued shares each to be allocated to the following classes of common stock: Maxim Index 400 Common Stock, Maxim Index Pacific Common Stock, Maxim Index European Common Stock, Maxim Global Bond Common Stock, Maxim Aggressive Profile II Common Stock, Maxim Moderately Aggressive Profile II Common Stock, Maxim Moderate Profile II Common Stock, Maxim Moderately Conservative Profile II Common Stock, and Maxim Conservative Profile II Common Stock, with a par value of Ten Cents ($.10) for each thereof;

         On March 22, 2001, the Board of Directors of the Corporation, pursuant to authority contained in the Articles of Incorporation, approved an amendment to the Articles of Incorporation authorizing an increase of the total number of shares of capital stock which the Corporation shall have the authority to issue from seven billion shares to eight billion shares, at the par value of Ten Cents ($.10) per share of the aggregate par value of $800 million;

         On March 22, 2001, the Board of Directors of the Corporation, pursuant to authority contained in the Articles of Incorporation, classified One Hundred Million (100,000,000) shares of the Corporation's authorized but unissued shares each to be allocated to the following classes of common stock: Maxim Money Market Common Stock and Maxim Ariel Small-Cap Value Common Stock, with a par value of Ten Cents ($.10) for each thereof;

         IN WITNESS WHEREOF, MAXIM SERIES FUND, INC. has caused these presents to be signed in its name and on behalf by its Chairman and President, and its corporate seal to be hereunto affixed and attested by its Secretary, and the undersigned Officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.



ATTEST:                                       MAXIM SERIES FUND, INC.



/s/ Beverly A. Byrne                          /s/ W.T. McCallum
------------------------------------          --------------------------
Title: Secretary                              Title:  Chairman and President